UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:  January 11, 2008
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CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440 (Registrant's
telephone number, including area code)

ITEM  1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM  3.02     UNREGISTERED SALES OF EQUITY SECURITIES.
ITEM  8.01     OTHER EVENTS

On January 11, 2008, Howard Ullman, Chairman of the Board of CHDT Corp. (“CHDT”), agreed to exchange (“Exchange”) 50 million shares of CHDT Common Stock, $0.0001 par value, (“Common Stock”) beneficially owned by him for 750,075 shares of Series B Convertible Preferred Stock, $0.10 par value, (“Preferred Stock”) issued by CHDT.  The Preferred Stock is convertible into 45 million shares of Common Stock upon demand of holder, which demand may not be made until January 11, 2009 or after. Mr. Ullman and CHDT entered into the Exchange in order to make available shares of Common Stock for CHDT to issue as part of its future financing and to meet existing requirements under options and warrants to issue shares of Common Stock.   The Exchange Agreement between Mr. Ullman and CHDT is attached hereto as Exhibit 99.1.  This description of the Exchange and Exchange Agreement are hereby qualified by reference to the Exchange Agreement as set forth in Exhibit 99.1 to this Report.

CHDT issued a press release, attached as Exhibit 99.2 to this Report, on January 14, 2008, disclosing the Exchange.  The press release shall not be considered "filed" for purposes of  Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless CHDT expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 — Financial Statements and Exhibits

(c)     Exhibits:

Exhibit No.	Description
99.1	Exchange Agreement, dated January 11, 2008, between Howard Ullman and CHDT Corp.
99.2	Press Release, dated January 14, 2008, issued by CHDT Corp. re: Common Stock Exchange with Howard Ullman

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                        CHDT CORP.

                        Date:   January 14, 2008
 By: /s/ Gerry McClinton
                        Gerry McClinton, Chief Operating Officer